Exhibit 99.1

NextGen Healthcare, Inc. Reports Fiscal 2021 Third Quarter Results

IRVINE, Calif. — Jan. 27, 2021— NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused healthcare technology solutions, today announced its fiscal 2021 third quarter ended December 31, 2020 operating results.

Fiscal Third Quarter 2021 Highlights

On a GAAP basis, revenue for the fiscal 2021 third quarter was $141.8 million compared to $137.7 million in the fiscal 2020 third quarter.

On a GAAP basis, net income for the fiscal 2021 third quarter was $0.5 million compared to $4.4 million in the fiscal 2020 third quarter.

On a GAAP basis, fully diluted net income per share was at $0.01 in the fiscal 2021 third quarter compared to $0.07 for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2021 third quarter was $0.26 compared to $0.23 in the third quarter a year ago.

Cash flow from operations was $27.9 million in the fiscal 2021 third quarter compared to $23.6 million for the same period a year ago. Free cash flow was $20.3 million in fiscal 2021 third quarter compared to $17.0 million in the same period a year ago.

“Our solid fiscal third quarter results demonstrate that our strategy is working – both within our client base and with increasing new client bookings. This success reflects the strength of our integrated platform and client experience,” said Rusty Frantz, president and chief executive officer of NextGen Healthcare.  “As we look forward, we expect to continue to drive revenue growth as well as investing in opportunities to expand that growth in the future.”

Fiscal Year 2021 Financial Outlook

The Company is reiterating its outlook for fiscal 2021 and expects:

•	Revenue between $547 and $555 million
•	Non-GAAP earnings per share range between $0.92 and $0.98

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2021 third quarter operating results on Wednesday, January 27, 2021 at 5:00 p.m. Eastern Time. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers and referencing participant code 8675815 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days until April 27, 2021.

About NextGen Healthcare, Inc.

We empower the transformation of ambulatory care—partnering with medical, behavioral and oral health providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Contact:
NextGen Healthcare
Tami Stegmaier
O: (949) 237-6083

tstegmaier@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing  COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, impairment of assets, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2020 was 22.0%. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2021 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Recurring	$128,243	$124,787	$373,456	$364,823
Software, hardware, and other non-recurring	13,509	12,953	39,177	39,034
Total revenues	141,752	137,740	412,633	403,857
Cost of revenue:
Recurring	54,204	52,197	157,539	153,065
Software, hardware, and other non-recurring	6,800	6,975	18,924	19,816
Amortization of capitalized software costs and acquired intangible assets	9,320	8,963	29,180	26,219
Total cost of revenue	70,324	68,135	205,643	199,100
Gross profit	71,428	69,605	206,990	204,757
Operating expenses:
Selling, general and administrative	48,972	42,841	131,659	122,015
Research and development costs, net	18,197	20,026	54,111	61,866
Amortization of acquired intangible assets	1,112	964	3,336	2,694
Impairment of assets	2,215	1,948	2,215	4,353
Restructuring costs	—	546	2,562	2,428
Total operating expenses	70,496	66,325	193,883	193,356
Income from operations	932	3,280	13,107	11,401
Interest income	9	30	27	145
Interest expense	(631)	(435)	(2,873)	(1,294)
Other income (expense), net	(15)	137	(17)	214
Income before provision for (benefit of) income taxes	295	3,012	10,244	10,466
Provision for (benefit of) income taxes	(169)	(1,403)	149	(1,274)
Net income	$464	$4,415	$10,095	$11,740
Net income per share:
Basic	$0.01	$0.07	$0.15	$0.18
Diluted	$0.01	$0.07	$0.15	$0.18
Weighted-average shares outstanding:
Basic	66,943	65,493	66,644	65,304
Diluted	67,140	65,664	66,649	65,516

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$89,523	$138,012
Restricted cash and cash equivalents	4,208	2,307
Accounts receivable, net	76,741	80,006
Contract assets	17,404	12,529
Income taxes receivable	3,397	856
Prepaid expenses and other current assets	26,074	26,305
Total current assets	217,347	260,015
Equipment and improvements, net	15,009	19,836
Capitalized software costs, net	41,090	37,004
Operating lease assets	26,268	31,004
Deferred income taxes, net	10,662	10,620
Contract assets, net of current	2,190	3,007
Intangibles, net	40,121	57,809
Goodwill	267,212	267,165
Other assets	36,000	33,656
Total assets	$655,899	$720,116
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,817	$10,521
Contract liabilities	48,655	56,786
Accrued compensation and related benefits	40,002	23,792
Income taxes payable	65	148
Operating lease liabilities	12,398	10,619
Other current liabilities	51,104	41,352
Total current liabilities	160,041	143,218
Deferred compensation	6,624	5,300
Line of credit	29,000	129,000
Operating lease liabilities, net of current	29,291	38,823
Other noncurrent liabilities	5,231	3,281
Total liabilities	230,187	319,622
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 67,002 and 66,134 shares at December 31, 2020 and March 31, 2020, respectively	670	661
Additional paid-in capital	297,711	282,857
Accumulated other comprehensive loss	(1,883)	(2,143)
Retained earnings	129,214	119,119
Total shareholders' equity	425,712	400,494
Total liabilities and shareholders' equity	$655,899	$720,116

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Income before provision for income taxes - GAAP	$295	$3,012	$10,244	$10,466
Non-GAAP adjustments:
Acquisition costs, net	118	1,636	380	2,375
Amortization of acquired intangible assets	5,456	5,646	17,688	15,951
Amortization of deferred debt issuance costs	177	177	532	532
Impairment of assets	2,215	1,948	2,215	4,353
Restructuring costs	—	546	2,562	2,428
Securities litigation defense costs and settlement, net of insurance	5,955	717	10,214	1,093
Share-based compensation	5,933	4,621	16,763	13,828
Other non-run-rate expenses*	1,669	799	4,134	1,704
Total adjustments to GAAP income before provision for income taxes:	21,523	16,090	54,488	42,264
Income before provision for income taxes - Non-GAAP	21,818	19,102	64,732	52,730
Provision for income taxes	4,363	4,203	12,946	11,601
Net income - Non-GAAP	$17,455	$14,899	$51,786	$41,129
Diluted net income per share - Non-GAAP	$0.26	$0.23	$0.78	$0.63
Weighted-average shares outstanding (diluted):	67,140	65,664	66,649	65,516

* Other non-run-rate expenses for the three months ended December 31, 2020 consist primarily of $1,204 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan and $465 of professional services costs not related to core operations.  Other non-run-rate expenses for the nine months ended December 31, 2020 consist primarily of $2,631 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan, $1,404 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the three and nine months ended December 31, 2019 consist primarily of excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan. Other non-run-rate expenses for the three and nine months ended December 31, 2018 consist primarily of severance and other employee-related costs.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$27,946	$23,607	$75,978	$64,371
Additions to capitalized software costs	(6,831)	(4,884)	(18,914)	(14,785)
Additions to equipment and improvements	(782)	(1,758)	(1,546)	(6,951)
Free cash flow	$20,333	$16,965	$55,518	$42,635